EXHIBIT 1

MEDIA COVERAGE

Broadcast

SandRidge Management Is Not Trusted, Singh Says
Bloomberg TV

November 13, 2012

VIDEO – Dinakar Singh, chief executive officer of hedge fund TPG-Axon Capital Management LP, talks about his firm’s recommendation that SandRidge Energy Inc. replace its chief executive officer and some board members, and consider selling itself. Singh, speaking with Pimm Fox and Stephanie Ruhle on Bloomberg Television’s “Market Makers,” also discusses the so-called U.S. fiscal cliff, and investment opportunities in Japan, airlines and financials. (Source: Bloomberg)

Source: http://www.bloomberg.com/video/sandridge-management-is-not-trusted-singh-says-xacJJMnnSBCEylg2oXcMbA.html

Any information or materials contained on the website that can be accessed via the above link is not part of the Shareholders for SandRidge website. For legal reasons, we are not permitted to hyperlink to sites with comments or other content that may regularly change.

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Activist Play on SandRidge Energy
CNBC

November 9, 2012

VIDEO – We have a hedge fund titan here to talk about the markets and a special deal that’s going on. Hedge fund TPG-Axon has a 4.9% stake in SandRidge and has called for that oil and gas company to put itself up for sale and for its chief executive to step down.

Source: http://video.cnbc.com/gallery/?video=3000128145&play=1

Any information or materials contained on the website that can be accessed via the above link is not part of the Shareholders for SandRidge website. For legal reasons, we are not permitted to hyperlink to sites with comments or other content that may regularly change.

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Print

SandRidge CEO sets bar even lower for oil patch
Reuters Breakingviews
By: Christopher Swann

December 3, 2012

Tom Ward, chief executive of troubled oil and gas explorer SandRidge Energy, has set the bar even lower for the oil patch. He is not the first energy boss to live large at shareholders’ expense.

Source: http://blogs.reuters.com/breakingviews/2012/12/03/sandridge-ceo-sets-bar-even-lower-for-oil-patch/

Any information or materials contained on the website that can be accessed via the above link is not part of the Shareholders for SandRidge website. For legal reasons, we are not permitted to hyperlink to sites with comments or other content that may regularly change.

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Is It Time to Throw in the Towel on SandRidge Energy?
The Motley Fool
By: Arjun Sreekumar

December 3, 2012

SandRidge Energy (NYSE: SD) has been a dismal performer not just this year, but ever since the company's IPO in 2007. In fact, since it went public, it has been the worst-performing energy stock traded on U.S. markets. Shares are down around 80% from its IPO and more than 90% from its June 2008 peak.

Source: http://www.fool.com/investing/general/2012/12/03/is-it-time-to-throw-in-the-towel-on-sandridge-ener.aspx

Any information or materials contained on the website that can be accessed via the above link is not part of the Shareholders for SandRidge website. For legal reasons, we are not permitted to hyperlink to sites with comments or other content that may regularly change.

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SandRidge investor seeks board revamp, possible sale
Reuters
By: Anna Driver

November 30, 2012

(Reuters) – Hedge fund TPG-Axon said on Friday it will solicit support from other shareholders of SandRidge Energy Inc (SD.N) to replace the company’s board of directors, citing poor management of the U.S. oil and gas company.

Source: http://www.reuters.com/article/2012/11/30/us-tpg-sandridge-idUSBRE8AT0TX20121130

Any information or materials contained on the website that can be accessed via the above link is not part of the Shareholders for SandRidge website. For legal reasons, we are not permitted to hyperlink to sites with comments or other content that may regularly change.

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TPG-Axon’s Singh Asks for SandRidge Board Vote
Bloomberg
By: Mike Lee

November 30, 2012

SandRidge Energy Inc. (SD), the energy producer that’s lost 28 percent of its value this year, should allow its shareholders to vote on replacing the company’s directors, clearing the way for the company to be sold, said hedge fund manager Dinakar Singh.

Source: http://www.businessweek.com/news/2012-11-30/tpg-axons-singh-asks-for-sandridge-board-vote

Any information or materials contained on the website that can be accessed via the above link is not part of the Shareholders for SandRidge website. For legal reasons, we are not permitted to hyperlink to sites with comments or other content that may regularly change.

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Is Management Holding SandRidge Energy Back?
The Motley Fool
By: Arjun Sreekumar

November 28, 2012

SandRidge Energy (NYSE: SD) has recently taken a lot of heat. Two different hedge funds, both large SandRidge shareholders, have made a number of serious claims against the company. Among other things, they allege dismal corporate governance, profligate spending, and a complete disregard for shareholder value.

Source: http://www.fool.com/investing/general/2012/11/28/is-management-holding-sandridge-energy-back.aspx

Any information or materials contained on the website that can be accessed via the above link is not part of the Shareholders for SandRidge website. For legal reasons, we are not permitted to hyperlink to sites with comments or other content that may regularly change.

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Analysts Down on SandRidge Poison Pill
The Wall Street Journal
By: Ryan Dezember

November 20, 2012

Simmons & Company International analysts are “not thrilled” to see SandRidge Energy adopt a poison pill. The analysts said in a research note Tuesday that they share the view — expressed by some investors and the company — that the Oklahoma City oil-and-gas producer’s stock doesn’t currently reflect the true value of SandRidge’s assets.

Source: http://blogs.wsj.com/deals/2012/11/20/analysts-down-on-sandridge-poison-pill/

Any information or materials contained on the website that can be accessed via the above link is not part of the Shareholders for SandRidge website. For legal reasons, we are not permitted to hyperlink to sites with comments or other content that may regularly change.

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UPDATE 2-Second investor calls for SandRidge to replace CEO Ward
Reuters

November 15, 2012

(Reuters) – A second large investor has called for SandRidge Energy Inc to replace Chief Executive Officer Tom Ward and overhaul its board, saying the oil and gas company has suffered from “critical failures of management and board oversight.”

Source: http://www.reuters.com/article/2012/11/15/sandridge-mountkellett-idUSL1E8MF6AH20121115

Any information or materials contained on the website that can be accessed via the above link is not part of the Shareholders for SandRidge website. For legal reasons, we are not permitted to hyperlink to sites with comments or other content that may regularly change.

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SandRidge Investor Revolt Mounts Over ‘Critical Failures’
Bloomberg Businessweek
By: Joe Carroll

November 15, 2012

SandRidge Energy Inc. (SD), the oil producer that lost more than one-third of its market value this year, faces rising shareholder mistrust amid calls for new leadership and a clearer company strategy.

Source: http://www.businessweek.com/news/2012-11-15/sandridge-investor-revolt-mounts-over-critical-failures

Any information or materials contained on the website that can be accessed via the above link is not part of the Shareholders for SandRidge website. For legal reasons, we are not permitted to hyperlink to sites with comments or other content that may regularly change.

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SandRidge Energy Has Had Poor Corporate Governance For Years
Seeking Alpha
By: GMI Ratings

November 14, 2012

A shareholder in SandRidge Energy, Inc. (SD) said the Oklahoma oil and natural gas company should find new management, making complaints about various issues including "appalling" corporate governance. We have warned for more than a year about SandRidge's high risk in this area, and its financial statements continue to reflect problematic accounting and board composition, among other things.

Source: http://seekingalpha.com/article/1007291-sandridge-energy-has-had-poor-corporate-governance-for-years

Any information or materials contained on the website that can be accessed via the above link is not part of the Shareholders for SandRidge website. For legal reasons, we are not permitted to hyperlink to sites with comments or other content that may regularly change.

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SandRidge Should Replace CEO, Consider Sale: TPG-Axon
Bloomberg BusinessWeek
By: Mike Lee

November 8, 2012

SandRidge Energy Inc. (SD), the energy company that has declined 77 percent since it began trading in 2007, should replace Chairman and Chief Executive Officer Tom Ward and consider selling itself after a “disastrous”performance, hedge fund TPG-Axon Capital Management LP said.

Source: http://www.businessweek.com/news/2012-11-08/sandridge-should-replace-ceo-consider-sale-tpg-axon

Any information or materials contained on the website that can be accessed via the above link is not part of the Shareholders for SandRidge website. For legal reasons, we are not permitted to hyperlink to sites with comments or other content that may regularly change.

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SandRidge Holder Seeks Board Shake Up
The Wall Street Journal

November 8, 2012

One of SandRidge Energy Inc.’s largest shareholders is pushing the company to reconfigure its board, oust Chief Executive Tom Ward and hire bankers to explore a sale of all or parts of the Oklahoma City energy producer.

Source: http://professional.wsj.com/article/SB10001424127887324894104578106930165231490.html?mod=googlenews_wsj&mg=reno-wsj

Any information or materials contained on the website that can be accessed via the above link is not part of the Shareholders for SandRidge website. For legal reasons, we are not permitted to hyperlink to sites with comments or other content that may regularly change.

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UPDATE 5 -SandRidge investor seeks possible sale, ouster of CEO
Reuters
By: Michael Erman and Anna Driver

November 8, 2012

One of SandRidge Energy Inc’s top shareholders called for the oil and gas company to consider selling itself and for Chief Executive Tom Ward to step down, saying management’s strategy has been “incoherent, unpredictable and volatile.”

Source: http://www.reuters.com/article/2012/11/08/sandridge-tpgaxon-idUSL1E8M84BU20121108?feedType=RSS&feedName=nonCyclicalConsumerGoodsSector&rpc=43

Any information or materials contained on the website that can be accessed via the above link is not part of the Shareholders for SandRidge website. For legal reasons, we are not permitted to hyperlink to sites with comments or other content that may regularly change.

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SandRidge Energy’s Valuation Washout
Barron’s

November 12, 2012

SandRidge Energy (SD: NYSE) By Global Hunter Securities ($5.51, Nov. 12, 2012) Caveat emptor may be the best strategy with respect to SandRidge Energy shares after the third-quarter operations update and earnings announcement.

Source: http://online.barrons.com/article/SB50001424052748704526104578114933650015490.html?mod=BOL_hpp_oe

Any information or materials contained on the website that can be accessed via the above link is not part of the Shareholders for SandRidge website. For legal reasons, we are not permitted to hyperlink to sites with comments or other content that may regularly change.